Exhibit 10.9

August 31, 2004

Definitive Purchase Agreement

I.

Acquiring Entity

Tom Albanese, a qualified buyer, (the “Buyer”) and an unincorporated individual, will purchase (the “Purchase” or the “Transaction”)  the customer base, hardware, software and any other intellectual property (the “Assets”) of Sitestar Applied Technologies, Inc.(“SAT”), a wholly owned subsidiary of Sitestar Corporation, (the “Seller” or the “Company”),  incorporated in the State of Nevada.

II.

Structure and Consideration

Buyer will acquire certain Assets of the Seller, including, but not limited to Sitestar Applied Technologies, Inc’s. customers, hardware, software and intellectual property (trademarks, brands, trade names, customer lists, etc) currently directly intrinsic to Sitestar Applied Technologies exclusively.  Buyer will incorporate SAT’s business into a company called SERVATUS, LLC.

III.

Company Representations and Warranties

a.

SAT provides multiple services to a corporate customer base. Service offerings including software development, information technology consulting and other services accounted for by Seller as SAT.

b.

The SAT is in good standing with its creditors, employees and suppliers and is not currently party to any pending legal action.

IV.

Purchase Consideration

Purchase consideration is based on SERVATUS, LLC’s aggregate revenue and the general financial performance reflecting the representations of the Company.  Seller reserves the right to audit Buyers financial records monthly to confirm the purchase consideration.  Assets of SAT include intellectual property (exceptions set forth in section X) utilized in the operation of the business and other related elements such as software, development tools, and development workstations as agreed upon in the Agreement. A definitive list of assets shall be compiled and agreed upon by Buyer and Seller. All additional terms and conditions of the purchase consideration will be addressed in the definitive agreement (Agreement), as defined in paragraph XI of this document.

 August 31, 2004

V.

Valuation

Based on the Company’s representations, the Transaction will have a value based on the revenue from SERVATUS, LLC’s customers.

a.

The actual value may be greater or less based on the all revenue including but not limited to collected revenue of the Company’s customers during the payment period including work for customers performed under any name or entity.  Similar work done outside the company will be included unless otherwise agreed upon in the Agreement.

b.

Buyer will not assume any of the Seller’s ongoing financial responsibilities.

c.

Contingent liabilities, if found to be attached to the assets of SAT, shall be deducted from the Purchase Consideration.

VI.

 Payment Structure

This Transaction will include the following components:

a.

Months following consummation 1-48: Seller shall receive twenty percent (20%) of the Buyer’s Collected Revenues or $5,000, whichever is less, for all products and services derived from SERVATUS, LLC’s products and services not to exceed an aggregate of $180,000.  For the first three (3) months of the forty eight (48) months, Buyer will make no payments then for each of the succeeding forty five (45) months of the forty eight (48) following the consummation of the Agreement, Buyer will remit payments to Seller.  Total of the forty five (45) payments to Seller will not exceed $180,000.

b.

Buyer will surrender all of the shares of Company common stock,  1,460,796 shares, owned by Buyer at the consummation date of the Agreement.

c.

Seller will provide Buyer office space including utilities, co-location for customers, internet bandwidth, and other related services, use of  phone system (exclusive of any additional tolls) at no cost to Buyer for a period of twelve (12) months from consummation of the Agreement.  After the initial twelve (12) months the aforementioned services can be negotiated.

VII.

Other Obligations and Terms

a.

Tom Albanese and Len Lindsay hereby tender their resignations as employees of the Company effective on the consummation date of this Agreement.

August 31, 2004

b.

Buyer will not market the name “Sitestar” except as it relates to transitioning to Buyer’s chosen trade name.

      VIII.     Early Buy-out

                 Option #1

a.

Buyer has the option to buy-out the Agreement for a single payment at any time after month six (6) of the Agreement.

b.

Purchase consideration to be calculated at 120% of the average of the six (6) most recent payments multiplied by the number of monthly payments remaining of the forty-eight (48) monthly payments.

Option #2

a.

Buyer has the option to buy-out the Agreement for a single payment at time during the term of the Agreement.

b.

Purchase consideration to be calculated at $180,000 less 100% of the monthly payments made to date.

Option #3

a.

Buyer has the option to buy-out the Agreement for a single payment at any time during the term of the Agreement.

b.

Purchase consideration to be negotiated at the option of Buyer and Seller.  This consideration most likely would involve a net present value discounted at 7% on estimated remaining monthly payments.

IX.       Covenants

a.

Each party shall be responsible for their own legal and transactional expenses.

b.

Any debts incurred by the Company that are attached to assets must be disclosed and a portion of payments may be made directly to satisfy the outstanding debt.

August 31, 2004

X.        Intellectual property exceptions

c.

The Sitestar Corporation dialer and associated utilities will remain the property of the Sitestar Corporation.  Buyer will complete the dialer and the connection advisor sufficient to be placed into service as soon as possible.  The date for this completion is no later than three (3) months from the consummation of this Agreement.  The dialer setup shall also be able to set up e-mail addresses.  Seller will pay for any future maintenance and upgrades at an agreed upon rate.

d.

Web development and hosting business except as specifically agreed upon by parties to this document.

e.

Crisis Management Software

XI.     Confidentiality

All matters related to this Transaction will be held in strict confidence by both Parties, excluding any disclosure requirements incurred by the Buyer.

AGREED AND ACCEPTED:

Sitestar Corporation

Tom Albanese

By: Frank Erhartic

/s/ Tom Albanese

/s/ Frank Erhartic

           President

CONFIDENTIAL

August 31, 2004

SCHEDULE 1

LIST OF ASSETS

ITEM

 #

DESCRIPTION

Original COST

1.

DOT12 SFA SERVER 2

$1,200

2.

Gateway 5300 Laptop 700Mhz 20Gig HD w/Software

$1,700

3.

Gateway 5300 Laptop 800Mhz 10Gig HD w/Software

$1,700

4.

2 - 40 Gig External HD

$298

5.

98 TEST Server PII 300Mhz

$499

6.

4 Monitors

$800

7.

Window 2003 Web Edition

$399

8.

Workstation Desks (3)

$150

9.

Chairs (5)

$200